Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Elisabeth A. Heiss, Manager, Investor Relations

(617) 796-8234

www.snhreit.com

Senior Housing Properties Trust to Buy 27 Medical Properties for $470 Million

                                                Newton, MA (November 12, 2010):  Senior Housing Properties Trust (NYSE: SNH) today announced that it has agreed to purchase 27 medical office properties for $470 million.  The properties to be purchased include approximately 2.8 million sq.ft. and are located in 12 states.

                                                The properties being purchased have a current average occupancy (weighted by leasable area) of approximately 95% and are leased, primarily to medical services providers and other tenants in medical related businesses.  The largest properties are two office towers totaling 331,000 sq.ft., plus garages for 1,705 cars, which are attached by an enclosed walkway to Cedars Sinai Hospital in Los Angeles and are primarily leased to medical practice groups affiliated with that hospital.

The combined purchase prices for all the properties to be purchased represents a weighted (by purchase prices) average capitalization of annual property level net operating income during the remaining lease terms of approximately 9.0% p.a..  However, the purchase price capitalization rate for certain properties, such as the office building attached to Cedars Sinai Hospital, are lower.  Because of the blended capitalization rate which SNH was able to achieve by agreeing to purchase all 27 properties, SNH believes this transaction may be accretive to earnings on a combined basis.

                                                SNH believes that an important benefit it may realize as a result of these purchases is the diversification of its investments and revenues.  After these purchases are completed, SNH will have approx. $3.9 billion invested in 326 properties located in 37 states and Washington, DC, including 88 office properties primarily leased to approximately 450 medical services businesses which will be responsible for approximately 37% of SNH’s total rents.  For details concerning the diversification impacts of this transaction upon SNH, please see the schedule below.

The 27 properties are being purchased from CommonWealth REIT (NYSE:  CWH).  SNH was a 100% owned subsidiary of CWH until it was spun out to CWH shareholders in 1999.  Both SNH and CWH are managed by Reit Management & Research LLC (“RMR”).  As a result of agreements entered in connection with the spin out and since then, SNH has a right of first refusal to purchase certain properties majority leased to tenants in medical related businesses when CWH determines to sell.  All of the properties in the transaction announced today are properties included in SNH’s rights of first refusal.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

                                                Because SNH and CWH are both managed by RMR and have certain common trustees, the sale prices for the properties to be purchased by SNH were established by reference to an appraisal report by a national recognized real estate appraisal firm and the terms of the sales were negotiated by special committees of each company’s Board, composed of Independent Trustees who are not also trustees of the other company, each represented by separate counsel.

                                                SNH currently expects to purchase these 27 properties free and clear of any mortgage debts using cash on hand and drawings under its unsecured revolving bank credit facility.  The sales are expected to be completed in a series of separate closings before June 30, 2011.

                                                Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living communities, nursing homes, rehabilitation hospitals, wellness centers and medical office buildings.  SNH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

                                                THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT BELIEFS AND EXPECTATIONS; BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND SNH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO PURCHASE 27 PROPERTIES FOR $470 MILLION AND THAT THESE PURCHASES ARE EXPECTED TO BE COMPLETED IN A SERIES OF SEPARATE CLOSINGS BEFORE JUNE 30, 2011.  SNH’S OBLIGATIONS TO COMPLETE THESE PURCHASES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE, COMMERCIAL REAL ESTATE TRANSACTIONS.  IN THE EVENT THESE CONDITIONS ARE NOT SATISFIED, SOME OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR;

•                  THIS PRESS RELEASE STATES THAT THE PURCHASE PRICES FOR ALL OF THE PROPERTIES COMBINED REPRESENTS A WEIGHTED (BY PURCHASE PRICE) AVERAGE CAPITALIZATION OF ANNUAL PROPERTY LEVEL NET OPERATING INCOME DURING REMAINING LEASE TERMS OF APPROXIMATELY 9.0%.  THE ANNUAL PROPERTY LEVEL NET OPERATING INCOME PURCHASE PRICE CAPITALIZATION RATE FOR EACH OF THE PROPERTIES IS DIFFERENT; SOME ARE HIGHER AND SOME ARE LOWER THAN THIS STATED PERCENTAGE.  ACCORDINGLY, IF LESS THAN ALL OF THE 27 PROPERTIES ARE PURCHASED, THE CAPITALIZATION RATE FOR THE COMPLETED TRANSACTION MAY BE DIFFERENT;

•                  THIS PRESS RELEASE STATES THAT SNH BELIEVES THAT THE TRANSACTION DESCRIBED MAY BE ACCRETIVE TO ITS EARNINGS.  THE ACCRETION TO EARNINGS, IF ANY, WHICH MAY RESULT FROM THIS TRANSACTION DEPENDS IN LARGE PART UPON SNH’S COSTS OF CAPITAL TO LONG TERM FINANCE THESE PURCHASES.  SNH’S COSTS OF CAPITAL WILL DEPEND UPON THE TYPES OF CAPITAL (E.G., EQUITY VS. DEBT CAPITAL) AND MARKET CONDITIONS AT THE TIME SNH RAISES THIS CAPITAL.  THE ACCRETION TO EARNINGS WHICH SNH MAY REALIZE WILL ALSO DEPEND UPON SNH’S ABILITY TO MAINTAIN OR INCREASE RENTS AND CONTROL EXPENSES AT THE PROPERTIES BEING

ACQUIRED, WHICH ALSO DEPEND UPON FUTURE MARKET CONDITIONS.  SNH HAS NO CONTROL OVER MARKET CONDITIONS.  ACCORDINGLY, THIS TRANSACTION MAY NOT BE ACCRETIVE TO SNH’S FUTURE EARNINGS;

•                  THIS PRESS RELEASE STATES, AND THE SCHEDULE ATTACHED TO THIS PRESS RELEASE INCLUDES A PRO FORMA TABLE WHICH IMPLIES, THAT SNH’S TENANT DIVERSIFICATION WILL INCREASE WHEN THE PURCHASES OF THE 27 PROPERTIES ARE COMPLETED.  IF LESS THAN ALL OF THESE PROPERTIES ARE PURCHASED, THE DIVERSIFICATION NUMBERS AND PERCENTAGES PRESENTED IN THIS PRESS RELEASE AND IN THE SCHEDULE WILL BE DIFFERENT; AND

•                  THIS PRESS RELEASE STATES THAT THE PURCHASE PRICES TO BE PAID BY SNH WERE ESTABLISHED BY REFERENCE TO AN APPRAISAL REPORT AND THAT THE SALES TERMS WERE NEGOTIATED BY SPECIAL COMMITTEES OF INDEPENDENT TRUSTEES OF EACH OF SNH AND CWH REPRESENTED BY SEPARATE COUNSEL.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE PURCHASE PRICES ARE THE AMOUNTS WHICH SNH WOULD HAVE PAID IN AN ARMS LENGTH TRANSACTION.  SNH AND CWH ARE BOTH MANAGED BY RMR AND HAVE COMMON TRUSTEES.  ACCORDINGLY, SNH AND CWH MAY BE CONSIDERED RELATED PARTIES AND THERE CAN BE NO ASSURANCE THAT THE PURCHASE PRICES WHICH SNH PAYS ARE THE SAME OR AS LOW AS SNH WOULD HAVE PAID IN AN ARMS LENGTH TRANSACTION BETWEEN UNRELATED PARTIES.

FOR THESE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  OTHER FACTORS WHICH MAY CAUSE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE TO NOT OCCUR ARE DESCRIBED UNDER “ITEM 1A RISK FACTORS” IN SNH’S ANNUAL REPORT ON SEC FORM 10K FOR THE YEAR ENDED DECEMBER 31, 2009, AS THE SAME MAY HAVE BEEN OR BE REVISED OR UPDATED IN SUBSEQUENT FILINGS WITH THE SEC, EACH OF WHICH IS AVAILABLE AT THE SEC WEBSITE:  www.sec.gov.

EXCEPT AS MAY BE REQUIRED BY LAW, SNH DOES NOT INTEND TO IMPLY ANY OBLIGATION TO MAKE UPDATES TO THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(END)

Location of Properties to be Acquired

and Impact Upon SNH Diversification

_________________________________________

Properties to be acquired:

AZ (1 property, approx. 126,000 sq.ft.)	NH (1 property, approx. 211,000 sq.ft.)
CA (2 properties, approx. 331,000 sq.ft.)	NM (6 properties, approx. 616,000 sq.ft)
CT (2 properties, approx. 97,000 sq.ft.)	OH (1 property, approx. 125,000 sq.ft.)
GA (1 property, approx. 95,000 sq.ft.)	PA (4 properties, approx. 448,000 sq.ft.)
MA (4 properties, approx. 414,000 sq.ft.)	SC (2 properties, approx. 104,000 sq.ft.)
MN (1 property, approx. 141,000 sq.ft.)	TX (2 properties, approx. 96,000 sq.ft.)

Diversification:

	As of September 30, 2010

	Actual	Pro Forma[1]

Size and geography:	$3.4 billion	$3.9 billion
	invested in	invested in
	298 properties	326 properties
	in 35 States	in 37 States
	and Wash. D.C.	and Wash. D.C.

No. of tenants, approximately:	230	460

Average remaining lease
term (weighted by rents):	12 years	11 years

Property type based upon rents:
Assisted living:	28%	24%
Independent living:	33%	28%
Skilled nursing:	6%	5%
Rehabilitation hospitals:	3%	2%
Wellness centers:	5%	4%
Medical offices, clinics,
biotech labs, etc.
leased to medical
service providers and
other medical related
businesses (“MOBs”)	25%	37%

Totals:	100%	100%

1  Pro Forma for the acquisition of all 27 MOB properties for $470 million and one MOB acquired in October 2010 for $15 million.

Tenant concentration based upon rents:

Five Star Quality Care, Inc.	56%	47%

Other operators of assisted
and independent living
communities (8 tenants)	14%	12%

Lifetime Fitness and
Starmark/Wellbridge
(wellness centers)	5%	4%

MOBs	25%	37%

Totals:	100%	100%

(END)